UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 14, 2008

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street Watertown, Massachusetts 02472
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01.           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously announced, on January 10, 2008 Acusphere, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) advising it that the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Market, as set forth in NASDAQ Marketplace Rule 4450(a)(5), for the previous 30 consecutive business days.  On January 11, 2008, the Company issued a press release announcing that it had received such letter.  NASDAQ stated in its letter that, in accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company had been provided 180 calendar days, or until July 8, 2008, to regain compliance with the minimum bid price requirement.

On July 14, 2008, the Company received a letter from NASDAQ indicating that the Company had not regained compliance with the minimum bid price requirement by July 8, 2008 and, as a result, the Company’s common stock would be subject to delisting from The NASDAQ Global Market unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). The Company intends to request a hearing before the Panel, which will stay the delisting of the Company’s common stock pending the issuance of a decision by the Panel following the hearing.  The Company expects that the hearing will be scheduled for late August or early September 2008.  At the hearing, the Company will request continued listing on either The NASDAQ Global Market or The NASDAQ Capital Market based upon its plan for demonstrating compliance with the applicable listing requirements.  Pursuant to the NASDAQ Marketplace Rules, the Panel has the authority to grant the Company up to an additional 180 days from July 14, 2008 (i.e. January 9, 2009) to implement its plan of compliance, which could include a reverse stock split if the price has not exceeded $1/share for 10 consecutive business days by that time. As a result, the Company sees no need for a reverse stock split prior to the hearing.  There can be no assurance that the Panel will grant the Company’s request for continued listing on The NASDAQ Stock Market. In the event the Panel denies the Company’s request for continued listing, the Company’s common stock may become eligible for quotation and trading on the OTC Bulletin Board.

On July 15, 2008, the Company issued the press release, attached to this Current Report as Exhibit 99.1, announcing that it had received the Staff Determination.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 15, 2008, of Acusphere, Inc.*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: July 15, 2008	By:	/s/ Lawrence A. Gyenes
	Name:	Lawrence A. Gyenes
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 15, 2008, of Acusphere, Inc.*

* Filed herewith